                                                                    EXHIBIT 99.3

                      Associated Wholesale Grocers, Inc.
                Analysis of Conversion and Patronage Redemption
                                January 8, 1997


Name:      Member Name
Equity #:  Equity #


Your estimated allocations are based on the following assumptions:

*    Stores identified in your equity group(s) is/are correct.
*    Calculations of your past purchases are correct.
*    Current valuation of AWG at time of the stock issue is $500 million.
*    Allocation formula is set forth in the Proxy Statement.

1.   Shares to be issued in conversion (see Schedule A attached.)

       Total shares to be issued based on existing Class A and B Common Stock:                                  Stock
                                                                                                                Issue

       Total shares to be issued based on qualifying purchases:
                                                                                                       Purchase Issue
       (Your qualified purchases from 1989 through the 9th period of 1996 total:   Purchases      )

       Total shares to be issued in Conversion:                                                                     0

       Note: The final stock allocation will be based on whole shares; partial shares cannot be issued.

2.   Options to be issued in Conversion:                                                                      Options
     (See Proxy Statement section "Retailer Incentive Programs" subsection "Recent
     Shareholder Option Program" for more information.)

3.   Estimate of cash payments from AWG:

     *    Estimated 1996 Year End Distribution paid 100% in cash:                                                1996
          (If the initial public offering is not consummated by the end of March 1997, the Company           Estimate
          anticipates distributing 1996 patronage partly in cash, with the remainder either,
          (i) paid in Patronage Certificates to be redeemed following the initial public offering, or (ii) deferred and paid in cash upon consummation of the initial public offering.)

     *    Patronage rebates will be calculated for the 1997 short year on the same basis as in the past, however, 100% of the rebates associated with the short year will be paid in cash.

By use or acceptance hereof, the user of this information hereby acknowledges and agrees that the information generated by Associated Wholesale Grocers, Inc.("AWG") contains, and is based upon information, assumptions, and estimates, the accuracy and completeness of which has not been verified by AWG. Facts and assumptions used herein may change due to a variety of conditions or causes which could cause significant variations in the information and the possibility for such changes increases with time. The user acknowledges and agrees that AWG, its officers, directors, employees or agents (i) make no representations, warranties or guarantees whatsoever, implied or expressed, as to the accuracy or completeness of the information or conclusions derived by the user, or the accuracy or completeness of the information generated by AWG, and (ii) do not guarantee, represent or warrant any particular results. The user acknowledges and agrees that user is not entitled to rely on the accuracy or completeness of the information and AWG, its officers, directors, employees or agents shall in no event be liable for any acts, claims, damages actual or otherwise, loss of profits, goodwill or special consequential damages arising from or in any way relating to user's use.

                                  SCHEDULE A
                      ASSOCIATED WHOLESALE GROCERS, INC.
                          ANALYSIS OF PUBLIC OFFERING
                                JANUARY 8, 1997

Name:        Member Name
Equity #:    Equity #

Your estimated stock allocation has been calculated using the assumption of a $500 million stock valuation and a $20 per share stock price. The allocation is based on 1996 qualifying purchases through the ninth period ending September 7, 1996. Using these assumptions, your stock allocation would be as follows:

1.  SHARES TO BE ISSUED BASED ON EXISTING CLASS A AND B COMMON STOCK:

         Total shares of A & B stock currently issued to your membership:          Shares Own

                                                                           ------------------
         Multiplied by the book value of shares as of the June 15, 1996
         valuation date:                                                            $1,365.00
                                                                           ------------------
    =    Book value of shares to be exchanged for public stock:                         $0.00
                                                                           ------------------
         Divided by assumed per share price of:
         (Subject to change based on the final price at the time of I.P.O.)            $20.00
                                                                           ------------------

    =    TOTAL PUBLIC SHARES TO BE ISSUED BASED ON EXISTING STOCK:                Stock Issue

                                                                           ------------------

2.  SHARES TO BE ISSUED BASED ON QUALIFYING PURCHASES:

         Your qualified purchases from 1989 through the 9th period
         of 1996 total:                                                             Purchases
                                                                           ------------------

         Total weighted base of qualifying purchases:                      $14,476,936,393.67
                                                                           ------------------

         YOUR CALCULATED PURCHASES AS A PERCENTAGE OF THE TOTAL
         WEIGHTED BASE OF QUALIFYING PURCHASES:                                             %
                                                                                   Allocation
                                                                           ==================

         Shares to be allocated based on qualifying purchases:                     23,606,335
                                                                           ------------------

         Times the ratio of calculated purchases as a percentage of
         the total weighted base of qualifying purchases:                                   %
                                                                                   Allocation
                                                                           ------------------

       =  Total shares to be issued based on qualifying purchases:   Purchase
                                                                        Issue
                                                                  ===========

Note: Refer to Proxy Statement Section "The Merger" subsection "Conversion Formula" in conjunction with reviewing this material. The final stock allocation will be issued in whole shares; stock cannot be issued in partial shares.

                      Associated Wholesale Grocers, Inc.
                Analysis of Conversion and Patronage Redemption
                                January 8, 1997

Name:      Member Name
Equity #:  Equity #


Your estimated allocations are based on the following assumptions:

*  Stores identified in your equity group(s) is/are correct.
*  Calculations of your past purchases are correct.
*  Current valuation of AWG at time of the stock issue is $500 million.
*  Allocation formula is set forth in the Proxy Statement.

1. Shares to be issued in conversion (see Schedule A attached.)

   Total shares to be issued based on existing Class A and B Common Stock:                             Stock Issue

   Total shares to be issued based on qualifying purchases:                                               Purchase
                                                                                                             Issue


   (Your qualified purchases from 1989 through the 9th period of 1996 total:   Purchases      )

   Total shares to be issued in Conversion:                                                                      0

   Note: The final stock allocation will be based on whole shares; partial shares cannot be issued.

2. Estimate of cash payments from AWG:

   *  Patronage Certificate Redemption Schedule:

                                                                                1997                        Year End
                                                                                1998                        Year End
                                                                                1999                        Year End
                                                                                2000                        Year End
                                                                                2001                        Year End
                                                                                2002                        Year End
                                                                                                            --------
                                                                              Total:                           $0.00
                                                                                                               =====

   *  Estimated 1996 Year End Distribution paid 100% in cash:                                                   1996
      (If the initial public offering is not consummated by                                                Purchases
      the end of March 1997, the Company anticipates
      distributing 1996 patronage partly in cash, with the
      remainder either, (i) paid in Patronage Certificates to
      be redeemed following the initial public offering, or
      (ii) deferred and paid in cash upon consummation of the
      initial public offering.)

   * Patronage rebates will be calculated for the 1997 short year on the same basis as in the past; however, 100% of the rebates associated with the short year will be paid in cash.

By use or acceptance hereof, the user of this information hereby acknowledges and agrees that the information generated by Associated Wholesale Grocers, Inc. ("AWG") contains, and is based upon information, assumptions, and estimates, the accuracy and completeness of which has not been verified by AWG. Facts and assumptions used herein may change due to a variety of conditions or causes which could cause significant variations in the information and the possibility for such changes increases with time. The user acknowledges and agrees that AWG, its officers, directors, employees or agents (i) make no representations, warranties or guarantees whatsoever, implied or expressed, as to the accuracy or completeness of the information or conclusions derived by the user, or the accuracy or completeness of the information generated by AWG; and (ii) do not guarantee, represent or warrant any particular result. The user acknowledges and agrees that user is not entitled to rely on the accuracy or completeness of the information and AWG, its officers, directors, employees or agents shall in no event be liable for any acts, claims, damages actual or otherwise, loss of profits, goodwill or special consequential damages arising from or in any way relating to user's use.

                      Associated Wholesale Grocers, Inc.
                Analysis of Conversion and Patronage Redemption
                                January 8, 1997

Name:      Member Name
Equity #:  Equity #


Your estimated allocations are based on the following assumptions:

*  Stores identified in your equity group(s) is/are correct.
*  Calculations of your past purchases are correct.
*  Current valuation of AWG at time of the stock issue is $500 million.
*  Allocation formula is set forth in the Proxy Statement.

1. Shares to be issued in conversion (see Schedule A attached.)

   Total shares to be issued based on existing Class A and B Common Stock:                             Stock Issue

   Total shares to be issued based on qualifying purchases:                                               Purchase
                                                                                                             Issue


   (Your qualified purchases from 1989 through the 9th period of 1996 total:   Purchases      )

   Total shares to be issued in Conversion:                                                                      0

   Note: The final stock allocation will be based on whole shares; partial shares cannot be issued.

2. Estimate of cash payments from AWG:

   *  Patronage Certificate Redemption Schedule:

                                                                                1997                        Year End
                                                                                1998                        Year End
                                                                                1999                        Year End
                                                                                2000                        Year End
                                                                                2001                        Year End
                                                                                2002                        Year End
                                                                                                            --------
                                                                              Total:                           $0.00
                                                                                                               =====

   *  Estimated 1996 Year End Distribution paid 100% in cash:                                                   1996
      (If the initial public offering is not consummated by                                                Purchases
      the end of March 1997, the Company anticipates
      distributing 1996 patronage partly in cash, with the
      remainder either, (i) paid in Patronage Certificates to
      be redeemed following the initial public offering, or
      (ii) deferred and paid in cash upon consummation of the
      initial public offering.)

   * Patronage rebates will be calculated for the 1997 short year on the same basis as in the past; however, 100% of the rebates associated with the short year will be paid in cash.

By use or acceptance hereof, the user of this information hereby acknowledges and agrees that the information generated by Associated Wholesale Grocers, Inc. ("AWG") contains, and is based upon information, assumptions, and estimates, the accuracy and completeness of which has not been verified by AWG. Facts and assumptions used herein may change due to a variety of conditions or causes which could cause significant variations in the information and the possibility for such changes increases with time. The user acknowledges and agrees that AWG, its officers, directors, employees or agents (i) make no representations, warranties or guarantees whatsoever, implied or expressed, as to the accuracy or completeness of the information or conclusions derived by the user, or the accuracy or completeness of the information generated by AWG; and (ii) do not guarantee, represent or warrant any particular result. The user acknowledges and agrees that user is not entitled to rely on the accuracy or completeness of the information and AWG, its officers, directors, employees or agents shall in no event be liable for any acts, claims, damages actual or otherwise, loss of profits, goodwill or special consequential damages arising from or in any way relating to user's use.

                                              Associated Wholesale Grocers, Inc.

              [LETTERHEAD OF ASSOCIATED WHOLESALE GROCERS, INC.]


                                       5000 Kansas Avenue . P.O. Box 2932
                                 Kansas City, Kansas 66110-2932 . (913) 288-1000


[TBD]

Member Name
Address
City, State ZIP

Dear Shareholder:

In regard to the proposed conversion of Associated Wholesale Grocers, Inc. from a cooperative and the proposed initial public stock offering by Associated Wholesale Grocers Group, Inc., enclosed please find a copy of the Analysis of Conversion and Patronage Redemption, which has been completed by the Company for your specific situation. The purchase allocation has changed fractionally since the prior meeting, as eight additional retailers became shareholders and are now eligible to vote and participate in the stock conversion.

This Analysis should be read in conjunction with the Proxy Statement/Prospectus for the Special Shareholder Meeting to be held January 25, 1997.

The proposed merger and public offering are extremely important to the future of AWG and to you as a shareholder and we encourage you to review the Analysis and the Proxy Statement carefully. Please return your proxy card as soon as possible.

The Special Shareholder Meeting will be held at the Kansas City Downtown Marriott Hotel, 200 West 12th Street, Kansas City, Missouri at 2:00 p.m. on Saturday, January 25, 1997. Attendance at the Special Shareholder Meeting will be restricted to representatives of the member equity group and their family.


                                        Sincerely,

                                        ASSOCIATED WHOLESALE GROCERS, INC.

                                        /s/ Gary L. Phillips,

                                        Gary L. Phillips
                                        Executive Vice President and
                                        Chief Financial Officer

GLP:lp
Enclosure









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